UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

AVISTA CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Email to #corp managers

Subject line: Avista Files Proxy for Hydro One Transaction

We have filed a Proxy today that provides business background information and other details related to our transaction with Hydro One. The Proxy enables our shareholders to cast their votes either for or against this merger at a special shareholder meeting, which is anticipated to be held in November.

As leaders, you’ll want to ensure you’re prepared to answer questions from employees, customers and community members. You’ll also want to be able to prepare your teams for questions they might face with their stakeholder groups.

Avista’s External Communications team is prepared to address any media inquiries we might receive as a result of the Proxy filing, so if you do get a question from the media please refer them to Avista’s Media Line at 509-495-4174.

Below are some helpful facts about the Proxy filing that will help you with questions you or others might have.

Payments to Executive Officer With Respect to Equity Awards and Change in Control (CIC) Severance Payments

•	We have filed a Proxy with the SEC today that provides background information and other details related to our transaction with Hydro One to enable our shareholders to cast their votes either for or against this merger, at a special shareholder meeting expected to be held in November.

•	The proxy will include executive compensation tables. These tables detail stock holdings that each executive had prior to the transaction as well as estimates for upcoming equity grants that may be issued by the Board of Directors under the long term equity plan. As executives of Avista, each officer is required to own shares and achieve set ownership levels as set forth in the executive Stock Ownership Guidelines. The specific ownership targets require the CEO to hold at least 5 times his salary in stock and for Senior Vice Presidents to hold at least 2.5 times their salary in stock.

•	Additionally, there are change in control severance compensation estimates that will be paid to the top five executive officers of Avista upon their formal departure from the company and when they are no longer active employees. This means that the change in control severance payment, which is calculated using a multiple of the executive’s base salary and bonus, will only be payable once an executive leaves the company. When each executive will choose to retire will be a personal decision, just as it is for all employees at Avista.

•	The Proxy will also include a section showing the number of shares of stock owned by each officer.

•	Publishing executive compensation details is nothing new for us. We share our executive compensation numbers publicly every year, as do all publicly traded companies.

•	Every year prior to our annual shareholder meeting we issue the Proxy Statement to all shareholders and concurrently we put the Proxy Statement on the Avista Corp. website for general public access.

•	Scott Morris has had a change in control contract in place for 17 years. It was part of his executive compensation provided at the time he became an Avista officer back in 2000.

•	All of the other officers of Avista received a change in control contract when they became officers as well.

•	Any amounts paid to executives under a CIC will not be included in customers’ rates.

•	Change of control contracts are typical for executives of publically traded companies. They are intended to minimize any potential conflicts of interest and give officers the freedom to make difficult decisions for the company even if they might be personally be impacted.

•	Personal impact could include a change of ownership that puts their jobs at risk, or a change to an officer’s level of authority, or a forced move to a new location in order to maintain employment.

•	The decision to sell Avista to Hydro One was made only after careful consideration as to the best course of action for the long term stability of the company and all of our employees and our customers and our shareholders. These were the top priorities and remain the top priorities.

•	Given recent utility industry consolidation and the strength of our business, we determined that now is the right time to enter into a transaction. And the business structure proposed by Hydro One allows us to keep our headquarters in Spokane, preserve our existing workforce, and ensure that Avista will continue to be a strong, positive presence in our local community well into the future.

As Scott Morris said in employee meetings, “I remain confident that this is the right decision for Avista employees, investors, customers and the local community, and I’m pleased by the leadership of our team in staying focused on getting all the work done to finalize this transaction”.

General Messages

•	This compensation information has been made public by Avista. Publicly traded companies are required to disclose compensation that may be paid to top executive officers as a result of a change in control, as with the acquisition by Hydro One.

•	These payments are standard in mergers and acquisitions. They are intended to minimize potential conflicts of interest and give executives the freedom to make difficult decisions for the company even when these could potentially jeopardize their jobs.

•	The compensation Avista’s top five executives would receive as a result of the Change in Control based on the Hydro One acquisition should be understood in context.

•	The values are consistent with market-based pay for executives in publicly traded companies.

•	Having Change in Control (CIC) contracts for executives is a normal industry practice.

•	Avista’s CIC contracts are market-based and represent typical payment practices for executives.

•	The largest portion of the payment listed in the table is based on the officers’ equity grants that have been part of each executive’s total compensation over the years.

•	All stock payments and severance are subject to tax, including an excise tax.

•	Any amounts paid to executives under a CIC will not be included in customers’ rates.

•	Corporate transaction activity can create uncertainty for critical executive talent. Uncertainty can create retention risk for a company. An executive with sufficient severance protection is less likely to leave voluntarily to seek other employment in the face of transaction-related uncertainty.

•	Providing CIC protection is often needed to attract and retain the best talent.

Q&A

Are these payments excessive?

These payments are consistent with industry norms.

What happens if the deal doesn’t go through?

We are confident that the Hydro One acquisition will proceed. Now is the best time to make a deal that offers benefits and security to Avista shareholders, employees, customers and the Spokane community.

When will the executives get their money?

The top five named executive officers in the Proxy will not have any payment made to them nor have access to the severance funds until they terminate their employment with Avista. That means if the CEO remains in his role for another 2 years after the close of the transaction, the funds will be available when he leaves the company and is no longer an active employee of Avista. This is true for all of the named executive officers who are Scott Morris, Dennis Vermillion, Mark Thies, Marian Durkin and Karen Feltes.

Will this impact customer rates?

Any amounts paid to executives under a CIC will not be included in customers’ rates.

What are the executives going to do with this money? Will they use some of the funds to donate to local charities?

Avista executives have a long history of involvement in the local community and will continue supporting local organizations. Scott Morris and the other senior vice presidents have all committed to providing significant donations to local charities of their choice. The charities each senior executive will select to support remains a personal decision.

Will there be any incentive compensation for other employees?

Employees will continue to have their regular incentive plan in place and if the metrics are achieved, the plan will payout according to the provisions within the plan document.

All vice president level officers will be eligible to receive a retention payment of 150% of their salary at the time of the transaction, but only if they are still employed with Avista at the three year anniversary of the close of the transaction.

How Does Avista’s executive compensation compare to other utilities?

Avista’s executive’s compensation packages are based on the competitive market median of our peer group. The companies in the peer group generally recruit individuals to fill senior management positions who are similar in skills and background to those we recruit and are the companies with which Avista competes not only for talent but also for shareholder investment.

How does this compare to how other Avista employees’ pay is determined?

In an effort to recruit and retain the right people to become employees and executives at Avista, we pay compensation and benefits that are competitive in the marketplace, as benchmarked against other similarly-sized energy companies, in regional and national markets. We utilize this same philosophical approach for employees at all levels in the organization, including our union employees.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger transaction. Avista Corporation (“Avista”) intends to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement in connection with the proposed merger transaction and this communication is not a substitute for the proxy statement or any other document that Avista may send to its shareholders in connection with the proposed merger transaction. THE INVESTORS AND SECURITY HOLDERS OF AVISTA ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Avista, Hydro One Limited (“Hydro One”) and the proposed merger transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of Avista’s proxy statement (when it becomes available) may be obtained free of charge upon request by contacting Avista Corporation, Marian Durkin, Corporate Secretary, 1411 East Mission Avenue, Spokane, Washington 99202. Avista’s filings with the SEC are also available on Avista’s website at: http://investor.avistacorp.com. Investors and security holders may also read and copy any reports, statements and other information filed by Avista with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation of Proxies

This communication is not a solicitation of proxies in connection with the proposed merger transaction. However, Avista, Hydro One and certain of their respective directors, executive officers and other persons may be deemed under SEC rules to be participants in the solicitation of Avista shareholder proxies in respect of the proposed merger transaction. Information about Hydro One directors and executive officers is available in Hydro One’s management information circular, filed with Canadian securities regulators on March 27, 2017, in connection with its 2017 annual meeting of shareholders and is available on its website at www.HydroOne.com and also under its profile on SEDAR at www.sedar.com. Information regarding Avista’s directors and executive officers is available in Avista’s proxy statement filed with the SEC on March 31, 2017 in connection with its 2017 annual meeting of shareholders, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 22, 2017, each of which may be obtained from the sources above under “Additional Information and Where to Find It”. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests (which may be different than those of Avista’s investors and security holders), by security holdings or otherwise, will be contained in the proxy statement and other relevant materials filed or to be filed with the SEC when they become available.

Forward-Looking Information

This [news release] [presentation] contains “forward looking statements” and “forward looking information” within the meaning of applicable securities laws of the U.S. and Canada, respectively. Statements that are not historical facts, including statements about beliefs, expectations, estimates, projections, goals, forecasts, assumptions, risks and uncertainties, are forward-looking statements and forward looking information. Forward looking statements and forward looking information are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans,” “anticipates,” “pro forma,” “predicts,” “seeks,” “could,” “would,” “will,” “can,” “continue” or “potential” and the negative of these terms or other comparable or similar terminology or expressions. The forward looking statements and forward looking information in this [news release] [presentation] include, without limitation, statements relating to Hydro One’s proposed merger transaction with Apollo and expectations regarding timing and benefits thereof, earnings per share accretion, increases in regulated assets and earnings, strength of credit metrics, scale and diversification, capital expenditures, rate base growth, industry and geographic trends and forecasts, financing plans, stakeholder commitments, stockholder and regulatory approvals, and the completion of the proposed merger transaction. These statements reflect Hydro One and Apollo’s management’s current beliefs and are based on information currently available to the management teams. Forward looking statements and forward looking information involve significant risk, uncertainties and assumptions. Certain factors or assumptions have been applied in drawing the conclusions contained in the forward looking statements and forward looking information. Hydro One and Apollo caution readers that a number of factors could cause actual results, performance or achievement to differ materially from the results discussed or implied in the forward looking statements and forward looking information. Important factors that could cause actual results, performance and results to differ materially from those indicated by any such forward looking statements and forward looking information include risks and uncertainties relating to the following: (i) the risk that Apollo may be unable to obtain shareholder approval for the proposed merger transaction or that Hydro One or Apollo may be unable to obtain governmental and regulatory approvals required for the proposed merger transaction, or may be unable to obtain those approvals on favorable terms; (ii) the risk that the required shareholder, governmental or regulatory approvals may delay the proposed merger transaction; (iii) the risk that a condition to the closing of the proposed merger transaction may not be satisfied or the merger agreement may be terminated prior to closing; (iv) the timing to consummate the proposed transaction; (v) disruption from the proposed merger transaction making it more difficult to maintain relationships with customers, employees, regulators or suppliers; (vi) risks associated with the loss and ongoing replacement of key personnel; (vii) the diversion of management time and attention on the transaction; (viii) general worldwide economic conditions and related uncertainties; (ix) the effect and timing of changes in laws or in governmental regulations (including environmental and tax laws and regulations); (x) the risk that financing necessary to fund the proposed merger transaction may not be obtained or may be more difficult and costly to obtain than anticipated; (xi) the impact of acquisition-related expenses; (xii) the ability to maintain an investment grade credit rating; (xiii) the ability to maintain dividend payout ratios; and (xiv) other factors discussed or referred to in the “Risk Factors” section of Hydro One’s most recent annual management’s discussion and analysis of financial results filed with securities regulators in Canada and available under Hydro One’s profile at www.sedar.com. The foregoing list is not exhaustive and other unknown or unpredictable factors could also have a material adverse effect on the performance or results of Hydro One or Apollo. Additional risks and uncertainties will be discussed in the proxy statement and other materials that Apollo will file with the SEC in connection with the proposed merger transaction, or in material Hydro One will file with securities regulatory authorities in Canada. There can be no assurance that the proposed merger transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the proposed merger transaction will be realized. These factors should be considered carefully and undue reliance should not be placed on the forward looking statements or forward looking information, and actual outcomes and results may differ materially from what is expressed, implied or forecasted in these forward looking statements and forward looking information. For additional information with respect to certain of the risks or factors, reference should be made to Hydro One’s continuous disclosure materials filed from time to time with Canadian securities regulatory authorities, available at www.sedar.com and Apollo’s filings with the SEC available at www.sec.gov. Except as required by law, each of Hydro One and Apollo disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.